Exhibit 99.1

Callon Petroleum Company Announces 63% Increase in Borrowing Base to $155 Million

Natchez, MS (June 12, 2014) – Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today announced an increase in the borrowing base amount previously established in March 2014 under its Senior Secured Revolving Credit Facility (“Credit Facility”). A borrowing base redetermination was recently completed for the Credit Facility based upon a May 1, 2014 reserve report, and the Company’s borrowing base was subsequently increased from $95 million to $155 million, effective June 11, 2014.

Fred Callon, Chairman and CEO commented, “The latest increase in our borrowing capacity demonstrates the continued success of our horizontal development program and its impact on our proved reserve base. We appreciate the support of our recently expanded bank lending group and the resulting flexibility it provides for the execution of our future growth plans in the Permian Basin.”

Callon is an independent energy company focused on the acquisition, development, exploration and operation of oil and gas properties in the Permian Basin in West Texas.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding reserve quantities, financial flexibility, and implementation of the Company’s business plans and growth strategy, as well as statements including the words “believe,” “expect,” “plans” and words of similar meaning. These statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil and gas prices, ability to drill and complete wells, operational, regulatory and environment risks, our ability to finance our activities and other risks more fully discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on our website or the SEC’s website at www.sec.gov.

For further information contact:

Eric Williams

1-800-451-1294